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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated October 29, 2003 relating to the financial statements of Mi-Tech Steel, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
January 19, 2004